Exhibit 99.1
Pixelworks Announces Preliminary Third Quarter 2023 Revenue Results
and Initial Outlook for Fourth Quarter
PORTLAND, Ore., October 4, 2023 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced preliminary revenue results for the third quarter ended September 30, 2023. Consolidated revenue for the third quarter is expected to increase 18% sequentially to approximately $16 million, driven by record mobile revenue.
“Mobile revenue in the third quarter is expected to increase over 20% sequentially and over 35% year-over-year to a new quarterly record and anticipated to represent more than 50% of total revenue,” commented Todd DeBonis, President and CEO of Pixelworks. “We have experienced a positive response on the first IRX-certified smartphone models launched by our tier-one customers, including multiple upside orders. Additionally, our collaborative engagements with the top gaming studios, including Nuverse-ByteDance, Perfect World and NetEase, have been well received by the mobile gaming ecosystem. As a result, our bookings to-date fully support continued sequential growth in mobile with total revenue for the fourth quarter expected to be at least $19 million.”
All results presented in this press release are preliminary and unaudited, and they are subject to adjustment during the standard accounting close process. Pixelworks will report its complete financial results for the third quarter 2023 as part of the Company’s quarterly earnings conference call, which is expected to be held in early November.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks and the Pixelworks logo are trademarks of Pixelworks, Inc.

Exhibit 99.1
Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s financial performance in Q3 and Q4 of 2023. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: the actual performance of the smartphone market in China through the end of 2023; our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; current economic challenges, both globally and in China; changes in the digital display and projection markets; seasonality in the consumer electronics market; our limited financial resources; and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Brett L Perry
Shelton Group
P: 214-272-0070
E: bperry@sheltongroup.com

Company Contact:
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com